Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Amended and Restated Loan and Security Agreement (this “Amendment”) dated as of August 3, 2012, is made between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of August 2, 2010 (as amended, restated, modified, supplemented, renewed and replaced from time to time, the “Loan Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the definitions given thereto in the Loan Agreement), pursuant to which the Bank has made available to the Borrower a revolving line of credit facility in the amended aggregate principal amount of $15,000,000 (the “Line of Credit”) and a term loan in the principal amount of $4,000,000 (the “Term Loan”); and

WHEREAS, the Borrower has advised the Bank that it desires to make certain amendments to the Loan Agreement, and the Bank is willing to so amend the Loan Agreement as requested by the Borrower on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Loan Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Loan Agreement is hereby amended as follows:

(a)	Section 2.1(b) is amended by deleting the term “Direct Foreign Subsidiaries” appearing therein and inserting the term “Foreign Subsidiaries” in lieu thereof.

(b)	Section 5.1(a) is amended by deleting the term “Direct Foreign Subsidiary” wherever it appears therein and inserting the term “Foreign Subsidiary” in lieu thereof in each instance.

(c)	Section 5.1(b) is amended by deleting the term “Direct Foreign Subsidiary” appearing therein and inserting the term “Foreign Subsidiary” in lieu thereof.

(d)	The definition of “Foreign Subsidiary” appearing in Annex I attached to the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary and for purposes of clarity with regards to Foreign Subsidiary Credit Lines would include Kewaunee Labway India.

The amendments set forth in this Section 1 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement or any other Loan Document are intended to be affected hereby.

Amendment No. 2 to Amended and Restated Loan and Security Agreement

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2.	Effectiveness; Condition Precedent. This Amendment and the amendments to the Loan Agreement herein provided shall become effective upon the satisfaction of each of the following conditions precedent:

(a)	Execution and Delivery of this Amendment. The Bank shall have received a copy of this Amendment, duly executed and delivered by the Borrower.

(b)	Authorization. To the extent requested by the Bank, the Bank shall have received evidence that the execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby have been duly authorized by the Borrower.

3.	Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as follows:

(a)	This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

4.	Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing signed by each party hereto.

5.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, email or other electronic method (including as a .pdf file) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

Amendment No. 2 to Amended and Restated Loan and Security Agreement

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8.	References. All references in any of the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

9.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Bank, and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 11.3 of the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker

Name:	D. Michael Parker
Title:	Senior Vice President, Finance and Chief Financial Officer

BANK:

BANK OF AMERICA, N.A.

By:	/s/ Charles R. Dickerson

Name:	Charles R. Dickerson
Title:	Senior Vice President

Amendment No. 2 to Amended and Restated Loan and Security Agreement

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